SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2010

FortuNet, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51703	88-0252188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2950 South Highland Drive, Suite C, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  702-796-9090
___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 As previously announced, The Yuri Itkis Gaming Trust of 1993 (the “Trust”) successfully completed its tender offer to acquire all of the outstanding shares of common stock (the “Shares”) of FortuNet, Inc. (the “Company”), that the Trust did not already beneficially own for $2.25 per share in cash. The offer expired on February 17, 2010, and the Trust promptly thereafter accepted for payment, and paid for, the Shares that were validly tendered in the offer. On March 3, 2010, the Company merged (the “Merger”) with YI Acquisition Corp., a wholly-owned subsidiary of the Trust (“YI Acquisition”), with the Company continuing after the Merger as a wholly-owned subsidiary of the Trust.

Subject to the rights of any holders who are entitled to and who properly exercise their statutory dissenters' rights under Nevada law, in connection with the Merger, all of the Shares (other than Shares beneficially owned by the Trust) were converted into the right to receive $2.25 per Share in cash, and each previously granted stock option to acquire Shares that remained outstanding immediately before the Merger was converted into the right to receive a cash payment equal to the excess, if any, of $2.25 over the exercise price per Share of the option.

As a result of the Merger, the Company has undertaken the process to suspend trading in the Shares, delist the Shares from the Nasdaq Capital Market and deregister the Shares under the Securities Exchange Act of 1934, as amended.

The press release issued by the Trust on March 3, 2010 in connection with the Merger is included in Exhibit 99.1 and incorporated herein by reference.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Yuri Itkis and Boris Itkis, the directors of YI Acquisition immediately prior to the Merger, became the directors of the Company at the time of the Merger.  Yuri Itkis, the President, Secretary and Treasurer of YI Acquisition and Chief Executive Officer and President of the Company immediately prior to the Merger, became the President, Secretary and Treasurer of the Company at the time of the Merger.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press release issued by the Trust on March 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FortuNet, Inc.

Date: March 3, 2010	/s/ Yuri Itkis
Yuri Itkis
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Trust on March 3, 2010.